      As filed with the Securities and Exchange Commission on July 15, 2003

                                           Registration No. 333-
                                                                ----------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         UNITED FIRE & CASUALTY COMPANY
           (Exact name of registrant as specified in its certificate)

             Iowa                                       42-0644327
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                 118 Second Avenue, SE, Cedar Rapids, Iowa 52407
                    (Address of Principal Executive Offices)

                   UNITED-LAFAYETTE 401(K) PROFIT SHARING PLAN
                            (Full title of the plan)

               John A. Rife, President and Chief Executive Officer
                              118 Second Avenue, SE
                             Cedar Rapids, IA 52407
                     (Name and address of agent for service)

                                 (319) 399-5700
          (Telephone number, including area code, of agent for service)

                                Michael K. Denney
                               Bradley & Riley P C
                              2007 First Avenue, SE
                          Cedar Rapids, Iowa 52406-2804
                                 (319) 363-0101
                              (Recipient of copies)

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------
   Title of each      Amount to be   Proposed maximum    Proposed maximum        Amount of
class of securities    registered     offering price    aggregate offering   registration fee
  to be registered                      per share              price
---------------------------------------------------------------------------------------------
   Participation
     Interests            (1)               --                  --                 (2)
---------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the United-Lafayette 401(K) Profit Sharing Plan.

(2) Pursuant to Rule 457(h)(3) under the Securities Act of 1933, no registration fee is required to be paid.

           Part I Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

This registration statement relates to the registration of an indeterminate number of participation interests in the United-Lafayette 401(K) Profit Sharing Plan. Documents containing the information required by Item 1 of this registration statement have been or will be sent or given to participants in the plan, as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

Item 2. Registrant Information and Employee Plan Annual Information.

The registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement, and stating that these documents are incorporated by reference in the Section 10(a) prospectus. The statement also will indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement will include the address (giving title or department) and telephone number to which the request is to be directed.

           Part II Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Annual Report on Form 11-K filed concurrently with this registration statement by United-Lafayette 401(k) Profit Sharing Plan is incorporated herein by reference.

The following documents previously filed by United Fire & Casualty Company with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     a. Annual Report on Form 10-K for the year ended December 31, 2002; the prospectus filed on May 7, 2002, pursuant to Rule 424(b) under the Securities Act of 1933 (Commission File No. 333-83446), and

     b. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the prospectus referred to in (a) above.

All documents filed by United Fire & Casualty Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this registration statement, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Bradley & Riley PC has given its opinion on the validity of the issue of participation interests. Mr. Byron G. Riley is an attorney and stockholder of Bradley & Riley PC. Mr. Riley is a director of United Fire & Casualty Company. He beneficially owned as of May 21, 2003, 3,606 shares of common stock of United Fire & Casualty Company, including 200 shares of which he has the right to acquire beneficial ownership within 60 days through the exercise of stock options.

Item 6. Indemnification of Directors and Officers

United Fire & Casualty Company's Articles Incorporation provide that a director of United Fire & Casualty Company shall not be personally liable to United Fire & Casualty Company or its security holders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to United Fire & Casualty Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Iowa Code
Section 490.833 of the Iowa Business Corporation Act, which concerns unlawful distributions or (4) for any transaction from which the director derived an improper personal benefit.

United Fire & Casualty Company's Articles Incorporation further provide that if the Iowa Business Corporation Act, Iowa Code Chapter 490 is amended to authorize corporate action further eliminating or limiting the personal liability of the directors, then the liability of a director of the registrant shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act.

The directors and officers of United Fire & Casualty Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.   Description
-----------   -----------
    4.1       United-Lafayette 401(K) Profit Sharing Plan
    4.2       Adoption Agreement
    4.3       Directed Employee Benefit Trust Agreement
    4.4       EGTRRA Amendment to United-Lafayette 401(k) Profit Sharing Plan
    5.1       Opinion of Bradley & Riley PC
    5.2       ERISA Qualification Undertaking
    15.1      Letter re unaudited interim financial information
    23.1      Consent of Bradley & Riley PC (included in the opinion filed as
              Exhibit 5.1 to this Registration Statement).
    23.2      Consent of Ernst & Young LLP
    24.1      Power of Attorney (included on signature pages hereto).

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     b. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, That paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on July 15, 2003.

                                           UNITED FIRE & CASUALTY COMPANY


                                           By: /s/ John A. Rife
                                               ---------------------------------
                                               John A. Rife, President and
                                               Chief Executive Officer
                                               (Principal Executive Officer)

                                           By: /s/ Kent G. Baker
                                               ----------------------------
                                               Kent G. Baker, Vice President
                                               and Chief Financial Officer
                                               (Principal Financial Officer)

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John A. Rife and Kent G. Baker, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in his or her name, place and stead, to do any and all things in the capacities indicated below which said attorneys-in-fact and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of participation interests in the United-Lafayette 401(K) Profit Sharing Plan, including specifically, but not limited to, power and authority to sign his or her name, in the capacities indicated below, to the registration statement and any and all amendments (including post-effective amendments) thereto, and each hereby approves, ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                        TITLE AND DATE
                  ---------                        --------------


/S/ Scott McIntyre, Jr.                        Chairman and Director
--------------------------------------------
Scott McIntyre, Jr.                            Date: July 14, 2003


/S/ John A. Rife                               Director
--------------------------------------------
John A. Rife                                   Date: July 14, 2003


/S/ Jack B. Evans                              Vice Chairman and Director
--------------------------------------------
Jack B. Evans                                  Date: July 14, 2003



/S/ Thomas W. Hanley                           Director
--------------------------------------------
Thomas W. Hanley                               Date: July 14, 2003

/S/ Mary K. Quass                              Director
--------------------------------------------
Mary K. Quass                                  Date: July 14, 2003


/S/ Byron G. Riley                             Director
--------------------------------------------
Byron G. Riley                                 Date: July 14, 2003


/S/ Kyle D. Skogman                            Director
--------------------------------------------
Kyle D. Skogman                                Date: July 14, 2003



The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on July 15, 2003.

                                     United-Lafayette 401(K) Profit Sharing Plan

                                     United Fire & Casualty Company,
                                     as Plan Administer

                                     By: /S/  John A. Rife
                                         ---------------------------------------

                                         John A. Rife
                                         ---------------------------------------
                                         President and Chief Executive Officer